UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2004

UNITED PANAM FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	000-24051	94-3211687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Westerly Place, Suite 200 Newport Beach, CA	92260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 224-1917

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SEC873(6-04)	Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

United PanAm Financial Corp. (the “Company” or “UPFC”) has regained compliance with continued listing requirements with the Nasdaq National Market as a result of filing its quarterly report on Form 10-Q for the quarter ended June 30, 2004.

UPFC had delayed the filing of its quarterly report for the quarter ended June 30, 2004, because it was restating certain financial statements. As a result of the delayed filing of the quarterly report, UPFC received a Nasdaq Staff Determination on August 26, 2004 indicating that UPFC has failed to supply The Nasdaq Stock Market with UPFC’s quarterly report for the period ended June 30, 2004 as required by Marketplace Rule 4310(c)(14) and has, therefore, failed to comply with requirements for continued listing. UPFC requested a hearing before a Nasdaq Listing Qualifications Panel to review the Nasdaq Staff Determination.

On September 3, 2004, UPFC filed its quarterly report on Form 10-Q for the quarter ended June 30, 2004. On September 10, 2004, UPFC received notification from The Nasdaq Stock Market that UPFC has evidenced compliance with the filing requirement and all other requirements for continued listing on The Nasdaq Stock Market. Furthermore, the notifcation stated that UPFC’s hearing before the Nasdaq Listing Qualifications Panel has been considered moot.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(a) Financial statements of businesses acquired.

(b) Pro forma financial information.

(c) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 16, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp.
(Registrant)

Date September 16, 2004

/s/Ray Thousand
Ray Thousand President and Chief Executive officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 16, 2004